                                                                EXHIBIT 10.7







                          AGREEMENT AND PLAN OF MERGER


                            DATED AS OF JULY 11, 2000

                                      AMONG

                         FRONTIER INSURANCE GROUP, INC.

                                ONESTOP.COM, INC.

                             SOLUTIONSAMERICA, INC.

                                       AND

                            ONESTOP ACQUISITION CORP.

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE I
DEFINITIONS AND CONSTRUCTION...................................................1
   1.1  Certain Definitions....................................................1
   1.2  Additional Definitions.................................................3
   1.3  Terms Generally........................................................4

ARTICLE II
THE MERGER.....................................................................5
   2.1  The Merger.............................................................5
        (a)    Merger; Effective Time..........................................5
        (b)    Effects of the Merger...........................................5
        (c)    Certificate of Incorporation of Surviving Corporation...........5
        (d)    By-laws of the Surviving Corporation............................5
        (e)    Officers and Directors of the Surviving Corporation.............5
   2.2  Closing................................................................6
        (a)    Closing Date and Location.......................................6
        (b)    Obligations of the Company and the Company Stockholder.  .......6
        (c)    Obligations of Parent and Merger Sub............................7
        (d)    Proceedings Satisfactory to Counsel.............................7
   2.3  Conversion of Securities...............................................7
        (a)    Conversion of Merger Sub Stock..................................7
        (b)    Conversion of Company Stock.....................................8
        (c)    No Future Ownership Rights in Surviving Corporation.............8
   2.4  Changes in Parent Common Stock.........................................8
        (a)    Adjustments.....................................................8
        (b)    Consummation of Avenue Transaction..............................8

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE
COMPANY STOCKHOLDER AND COMPANY................................................8
   3.1  Organization and Qualification.........................................8
   3.2  Authorization and Validity of Agreement................................9
   3.3  Capitalization.........................................................9
   3.4  Financial Statements..................................................10
   3.5  Debts, Obligations, and Liabilities...................................11
   3.6  No Approvals or Notices Required; No Conflict with Instruments........11
   3.7  Absence of Certain Changes or Events..................................12
   3.8  Compliance with Law, Legal Proceedings................................12
   3.9  Brokers or Finders....................................................12

                                TABLE OF CONTENTS
                                   (continued)

                                                                             Page
                                                                             ----
   3.10 Tax Returns and Payments..............................................12
   3.11 Employee Benefit Plans................................................12
   3.12 Transaction Approval..................................................12
   3.13 Vote Required.........................................................13
   3.14 Real Property.  ......................................................13
   3.15 Tangible Personal Property.  .........................................13
   3.16 Accounts Receivable.  ................................................13
   3.17 Intellectual Property.................................................13
   3.18 Company's Property.  .................................................14
   3.19 Permits, Licenses, and Franchises.....................................14
   3.20 Full Disclosure.......................................................15

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT......................................15
   4.1  Organization and Qualification........................................15
   4.2  Authorization and Validity of Agreement...............................15
   4.3  Transaction Approval..................................................15
   4.4  Vote Required.........................................................16
   4.5  Capitalization........................................................16
   4.6  Ownership of Merger Sub; No Prior Activities; Assets of Merger
   Sub........................................................................16
   4.7  No Approvals or Notices Required......................................17
   4.8  Legal Proceedings.....................................................17
   4.9  Parent Financial Statements.  ........................................18
   4.10 Absence of Certain Changes or Events..................................18
   4.11 Other Merger Agreement................................................18
   4.12 Brokers or Finders....................................................18
   4.13 Tax Returns and Payments..............................................18
   4.14 Employee Benefit Plans................................................19
   4.15 Intellectual Property.................................................19
   4.16 Full Disclosure.......................................................19

ARTICLE V
CERTAIN AGREEMENTS AND TRANSACTIONS PRIOR TO CLOSING..........................19
   5.1  Swartz Equity Transaction.............................................19
   5.2  Certain Covenants and Agreements......................................19
   5.3  Access to Information Concerning Properties and Records...............20
   5.4  Confidentiality.......................................................20
   5.5  Public Announcements..................................................21
   5.6  No Solicitation.......................................................21

                                TABLE OF CONTENTS
                                   (continued)

                                                                             Page
                                                                             ----
   5.7  Certain Matters.......................................................22
   5.8  Defense of Litigation.................................................22
   5.9  Actions by Merger Sub.................................................22
   5.10 Conduct of Company's (including all of its subsidiaries)
   Business Pending the Effective Time........................................22
   5.11 Rainbow Voice Release.................................................24

ARTICLE VI
POST-CLOSING COVENANTS........................................................24
   6.1  Initial Registration..................................................24
   6.2  Registration of Merger Consideration..................................24
   6.3  Repurchase Obligation.................................................24
        6.4    Company Stockholder as Provider of Choice......................25
   6.5  Indemnifications......................................................25
        (a)    By the Company Stockholder.....................................25
        (b)    By Parent......................................................25
        (c)    Damages........................................................25
        (d)    Cooperation....................................................26
        (e)    Defense of Claims..............................................26
        (f)    Limitations....................................................27
   6.6  Covenant Not To Compete...............................................27
        (a)    Covenant.......................................................27
        (b)    Time Limitations...............................................28
        (c)    Geographic Limitations.........................................28
   6.7  License Prorations; Other Payments....................................28
   6.8  Relocation and FF&E...................................................28

ARTICLE VII
CONDITIONS PRECEDENT..........................................................28
   7.1  Conditions Precedent to the Obligations of Parent and Merger
   Sub for the Benefit of Parent..............................................28
        (a)    Accuracy of Representations and Warranties.....................28
        (b)    Performance of Agreements......................................29
        (c)    Officers' Certificates.........................................29
        (d)    Opinion of Counsel for the Company Stockholder and
        Company...............................................................29
        (e)    No Adverse Enactments..........................................29
        (f)    Absence of Injunctions and Proceedings.........................29
        (g)    Certain Agreements.............................................30

                                TABLE OF CONTENTS
                                   (continued)

                                                                             Page
                                                                             ----
   7.2  Conditions Precedent to the Obligations of Company
   Stockholder and the Company................................................30
        (a)    Accuracy of Representations and Warranties.....................30
        (b)    Performance of Agreements......................................30
        (c)    Officers' Certificate..........................................30
        (d)    Opinion of Counsel for Parent..................................30
        (e)    No Adverse Enactments..........................................31
        (f)    Absence of Injunctions and Proceedings.........................31

ARTICLE VIII
TERMINATION...................................................................31
   8.1  Termination and Abandonment...........................................31
   8.2  Effect of Termination.................................................32

ARTICLE IX
MISCELLANEOUS.................................................................32
   9.1  Certain Tax Positions.................................................32
   9.2  Notices...............................................................32
   9.3  Entire Agreement......................................................33
   9.4  Expenses..............................................................33
   9.5  Assignment; Binding Effect, Benefit...................................33
   9.6  Amendment.............................................................34
   9.7  Extension; Waiver.....................................................34
   9.8  Headings..............................................................34
   9.9  Counterparts..........................................................34
   9.10 Applicable Law........................................................34
   9.11 Enforcement...........................................................34
   9.12 Disclosure Schedule...................................................35

                          AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of this 11th day of July, 2000, by and among SolutionsAmerica, Inc., a Delaware corporation ("Parent"), OneStop Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), OneStop.com, Inc., a Delaware corporation (the "Company") and Frontier Insurance Group, Inc., a Delaware corporation ("Company Stockholder").

      WHEREAS, Company Stockholder owns all of the capital stock of Company.

      WHEREAS, the parties wish to provide for the terms and conditions upon which Parent will acquire all of the capital stock in the Company by means of a merger of Merger Sub, a direct wholly owned subsidiary of Parent, with and into the Company (the "Merger"); and

      WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986 (the "Code").

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereby agree as follows:


                                    ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

      1.1   Certain Definitions.

            As used in this Agreement, the following terms have the corresponding meanings:

            An "Affiliate" of any Person means any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any company stock plan). A Person shall be deemed to "control," be "controlled by" or be "under common control with" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or partnership interests, by contract or otherwise.

            "Agreement" means this Agreement and Plan of Merger, including all Exhibits and Schedules hereto.

            "AMEX" means The American Stock Exchange.

            "Closing" means the consummation of the transactions contemplated by this Agreement.

            "Closing Date" means the date on which the Closing occurs pursuant to Section 2.2(a).

            "Commission" means the Securities and Exchange Commission.

            "Company Common Stock" means the Common Stock par value $.01 per share, of the Company.

            "Company Financial Statements" means the unaudited, consolidated financial statements of the Company for the periods ended December 31, 1999 and May 31, 2000.

            "Disclosure Schedule" means the Schedules constituting a part of this Agreement as contemplated by Article III.

            "Effective Time" means the time when the Merger becomes effective under applicable law.

            "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations thereunder.

            "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

            "Governmental Entity" means and includes any court, arbitrator, administrative or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.

            "Letter of Intent" means the letter of intent dated June 30, 2000, by and among Parent, Company Stockholder and the Company.

            "Material Adverse Effect" means (i) a material adverse effect on the transactions contemplated hereby (including a material adverse effect on the ability of any party hereto to consummate such transactions or perform its material obligations hereunder) or (ii) an adverse effect on the business, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company (or of the Surviving Corporation) or Parent (or any of its subsidiaries) that is material to the Company (or the Surviving Corporation), or Parent (and all of Parent's subsidiaries taken as a whole). Without limiting the generality of the foregoing, for purposes of Articles III and IV hereof, an adverse effect shall be deemed to be material for purposes of clause (ii) of this definition if it involves an amount of $25,000 or more.

            "Merger Consideration" means the Parent Common Stock into which shares of Company Common Stock are converted pursuant to Section 2.3(b).

            "Parent Common Stock" means the Common Stock, par value $.0001 per share, of Parent.

            "Parent Financial Statements" means the financial statements of Parent for the period from July 16, 1999 (inception) to May 31, 2000 as audited by Grobstein, Horwath & Company LLP.

            "Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

            "Securities Act" means the Securities Act of 1933, and the rules and regulations thereunder.

            "Surviving Corporation" means the Company as the surviving corporation after the Merger as provided in Section 2.1(a).

               "Surviving Corporation Common Stock" means the Common Stock, par value $.01 per share, of the Surviving Corporation.

      1.2   Additional Definitions.

            The following additional terms are used as defined in the indicated
Sections:


               Defined Term                              Section Defined In
               ------------                              ------------------
               Certificate of Merger                     2.1(a)
               Claim                                     6.5(e)
               Claim Notice                              6.5(e)
               Code                                      Recitals
               Company                                   Preamble
               Company Charter                           3.1(b)
               Company Stockholder                       Preamble
               Company Subsidiaries                      3.1(c)
               Confidential Information                  5.4
               Damages                                   6.5(a)
               DGCL                                      2.1
               Disclosing Party                          5.4
               Effective Time                            2.1(a)
               Extraordinary Transaction                 5.6(a)


               Defined Term                              Section Defined In
               ------------                              ------------------
               Governmental Consents and Filings         3.5(b)
               Leases                                    3.14
               Merger                                    Recitals
               Merger Sub                                Preamble
               Parent                                    Preamble
               Parent Board                              4.3
               Receiving Party                           5.4
               Representative(s)                         5.4
               Swartz                                    5.1
               Swartz Equity Line Agreement              5.1
               Swartz Equity Line Transaction            5.1
               Terminated Employees                      5.2(b)
               Violation                                 3.6(d)

      1.3 Terms Generally. The definitions in Sections 1.1 and 1.2 apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be construed as if followed by the words "without limitation." The words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof, unless the context otherwise requires. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires. Unless the context otherwise requires, any references to any agreement or other instrument or statute or regulation are to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall mean a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular day, and such day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day under California law.

                                   ARTICLE II
                                   THE MERGER


      2.1   The Merger.

            (a) Merger; Effective Time. At the "Effective Time" (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, Merger Sub shall be merged with and into the Company in accordance with the provisions of the Delaware General Corporation Law ("DGCL"), the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Effective Time shall occur upon the filing with the Delaware Secretary of State of a certificate of merger (the "Certificate of Merger") in form and substance reasonably satisfactory to Parent and Company Stockholder and executed in accordance with the applicable provisions of the DGCL, or at such later time as may be agreed to by Parent and Company Stockholder and specified in the Certificate of Merger. Provided that this Agreement has not been terminated pursuant to Article VIII, the parties will cause the Certificate of Merger to be filed with the Delaware Secretary of State on the Closing Date, at, or as soon as practicable after, the Closing.

            (b) Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            (c) Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be amended by virtue of the Merger, so as to read in its entirety in form and substance satisfactory to Parent, and as so amended shall, from and after the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until thereafter further amended as provided by law.

            (d) By-laws of the Surviving Corporation. The Bylaws of the Company in effect immediately prior to the Effective Time shall be amended by virtue of the Merger, so as to read in their entirety in form and substance satisfactory to Parent, and as so amended shall, from and after the Effective Time, be the Bylaws of the Surviving Corporation until thereafter further amended as provided by law.

            (e) Officers and Directors of the Surviving Corporation. From and after the Effective Time, until their successors are duly elected or appointed and qualified, the officers and directors, respectively, of the Surviving Corporation shall be such persons as are so designated by Parent.

      2.2   Closing.

            (a) Closing Date and Location. The Closing shall take place (i) at 10:00 a.m. (Pacific Time) at the offices of Greenberg Glusker Fields Claman & Machtinger LLP, 1900 Avenue of the Stars, Suite 2100, Los Angeles, CA 90067, on the first business day following the date on which the last of the conditions set forth in Article VII (other than the filing of the Certificate of Merger and other than any such conditions which by their terms are not capable of being satisfied until the Closing Date) is satisfied or, to the extent permissible, waived, or (ii) on such other date and at such other time or place as is mutually agreed by the parties hereto.

            (b) Obligations of the Company and the Company Stockholder. At the Closing, the Company and the Company Stockholder shall deliver to Parent the following documents:

                  (i) a certificate of good standing from the State of Delaware dated as of a date not more than two (2) business days prior to the Closing Date and certifying that the Company is duly qualified and in good standing as of the date of such certificate;

                  (ii)  the officers' certificates provided for in Section
7.1(c);

                  (iii) the opinion of Gray Cary Ware & Freidenrich LLP or other counsel reasonably acceptable to Parent, as counsel for the Company and Company Stockholder, pursuant to Section 7.1(d);

                  (iv) any consents and approvals required to be obtained at or prior to the Closing which have not been previously delivered;

                  (v)   the executed Certificate of Merger;

                  (vi) written resignations from the directors and officers of the Company effective immediately prior to the Effective Time;

                  (vii) evidence that Company Stockholder shall have converted prior to the Closing Date all of the existing intercompany indebtedness of Company into shares of Common Stock of Company owned by Company Stockholder or otherwise contributed such indebtedness to capital;

                  (viii) evidence that Company has terminated all of the Terminated Employees without any continuing liability or obligation to Company, except as noted in Section 2.2(d)(viii) of the Disclosure Schedule;

                  (ix) evidence that all existing options, warrants, convertible securities or other rights to subscribe for or acquire Company Common Stock, have been canceled or converted into shares of Common Stock of Company prior to the Closing Date;

                  (x) evidence of the assignment and assumption of, and release of Company and Company Subsidiaries from liability for, all Leases.

                  (xi) stock certificates representing all outstanding shares of Company Common Stock.

            (c) Obligations of Parent and Merger Sub. At the Closing, Parent and Merger Sub shall deliver to the Company and Company stockholder the following documents:

                  (i) a certificate of good standing from the State of Delaware dated as of a date not more than two (2) business days prior to the Closing Date and certifying that Parent and Merger Sub are duly qualified and in good standing as of the date of such certificates;

                  (ii)  the officers' certificate provided for in Section
7.2(c);

                  (iii) the opinion of Greenberg Glusker Fields Claman & Machtinger LLP or other counsel reasonably acceptable to the Company Stockholder, as counsel for Parent and Merger Sub pursuant to Section 7.2(d);

                  (iv) any consents and approvals required to be obtained at or prior to the Closing and which have not been previously delivered;

                  (v) evidence that a formal understanding has been reached between Parent and Rainbow Voice, Inc., a Georgia corporation ("Rainbow Voice") which understanding releases Company Stockholder from any liability to Rainbow Voice as provided in Section 5.11;

                  (vi)  the executed Certificate of Merger; and

                  (vii) stock certificates representing the Merger Consideration registered in the name of Company Stockholder.

            (d) Proceedings Satisfactory to Counsel. It shall be a condition to the effectiveness of all deliveries at the Closing that the actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement to be effected at the Closing, and related legal matters be reasonably satisfactory to and approved by counsel for each party and such counsel shall have been furnished with such certified or other copies of such actions and proceedings and such other instruments and documents as it shall reasonably have requested. All deliveries at the Closing shall be deemed to occur simultaneously unless the parties otherwise agree or the context otherwise requires.

      2.3   Conversion of Securities.

            (a) Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of their securities, each share of Merger Sub Common Stock outstanding immediately prior to the

Effective Time shall be converted into and become one (1) fully paid and non-assessable share of Common Stock, par value $.01 per share of the Surviving Corporation.

            (b) Conversion of Company Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of their securities, all of the shares of capital stock of Company outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, in the aggregate, One Million (1,000,000) shares of Parent Common Stock.

            (c) No Future Ownership Rights in Surviving Corporation. All shares of Company Common Stock that are converted into the right to receive the Merger Consideration shall, after the Effective Time, no longer be outstanding and shall automatically be canceled and retired.

      2.4   Changes in Parent Common Stock.

            (a) Adjustments. If prior to the Effective Time, the Parent Common Stock shall be recapitalized or reclassified or Parent shall effect any stock dividend, stock split, or reverse stock split of Parent Common Stock, then the shares of Parent Common Stock to be issued as Merger Consideration under this Agreement shall be proportionately and equitably adjusted to reflect any increase or decrease in the number of shares of Parent Common Stock resulting from such corporate event.

            (b) Consummation of Avenue Transaction. If the transaction with Avenue described in Section 4.11 hereof is consummated prior to the consummation of the Merger, Company Stockholder shall have the right to receive the same consideration received by all other holders of Parent Common Stock pursuant to the terms of such transaction.


                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF THE
                         COMPANY STOCKHOLDER AND COMPANY

      The Company Stockholder and Company, jointly and severally, make the representations and warranties set forth below, except as expressly set forth in the Disclosure Schedule. Each exception to the representations and warranties set forth in the Disclosure Schedule shall reference by Section number the representation and warranty to which it applies, and shall be deemed to be disclosed for any other Section where such disclosure would be deemed appropriate. For purposes of this Article III, an item shall be deemed to be material if it involves an amount of $25,000 or more.

      3.1   Organization and Qualification.

            (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

            (b) The Company has delivered to Parent true and complete copies of the Company's Certificate of Incorporation (the "Company Charter") and Bylaws, as amended through and in effect on the date hereof. The Company's minute books, true and complete copies of which have been made available to Parent, contain the minutes of all meetings and actions by written consent of incorporators, directors and stockholders of the Company since its inception and such minutes completely and correctly reflect all of their respective actions in all material respects.

            (c) Except as set forth on Schedule 3.1(c), the Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The companies identified on
Schedule 3.1(c) are referred to herein as "Company Subsidiaries." Company Subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their incorporation; have all necessary corporate power to own the properties and to carry on the business as now owned and operated by them; and are duly qualified to do intrastate business and are licensed and in good standing in each jurisdiction in which the nature of Company Subsidiaries' businesses or of their properties make such licensing and qualifications necessary, except where failure to be so licensed and qualified would not have a Material Adverse Effect on Company or Company Subsidiaries. All the issued and outstanding shares of capital stock of Company Subsidiaries are validly issued, fully paid and nonassessable, and are owned by Company, free and clear of all liens, encumbrances, security agreements, adverse interests, equities, options, claims, charges, and restrictions. Company has full power to transfer their shares without obtaining the consent or approval of any other person or Governmental Entity. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Company Subsidiaries to issue or to transfer from treasury any additional shares of their capital stock of any class.

      3.2 Authorization and Validity of Agreement. The Company Stockholder and Company have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by the Company Stockholder and Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Stockholder's Board of Directors and by the Company's Board of Directors and by all other corporate action on the part of the Company Stockholder and the Company. This Agreement has been duly executed and delivered by the Company Stockholder and the Company and is a legal, valid and binding obligation of the Company Stockholder and by the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

      3.3   Capitalization.

            (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock. As of the close of business on the business day immediately preceding the date of this Agreement, 16,000,000 shares of Company Common Stock were issued and outstanding, no shares of preferred stock are issued and outstanding, and no shares of Company Common Stock were reserved for issuance upon exercise of stock options, warrants, subscription rights, convertible securities, or other rights or commitments.

            (b) All issued and outstanding shares of Company Common Stock have been validly issued and are fully paid and non-assessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws.

            (c) Company Stockholder is the owner, beneficially and of record, of all the shares of Company Common Stock, free and clear of all liens, encumbrances, adverse interests, security agreements, equities, options, claims, charges, and restrictions.

            (d) Except for this Agreement, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements or instruments of any kind or character, to or by which the Company or any of its Company Subsidiaries is a party or is bound, that directly or indirectly (i) obligate the Company or any of its Company Subsidiaries (conditionally or unconditionally) to issue, deliver or sell or cause to be issued, delivered or sold, (ii) entitle any Person (conditionally or unconditionally) to purchase or otherwise acquire, or (iii) otherwise represent or evidence: (A) any additional shares of Company Common Stock or any other capital stock or equity interest of the Company or its Company Subsidiaries, (B) any securities convertible into, or exercisable or exchangeable for, any such shares or interests, or (C) any phantom shares, phantom equity interests or stock or equity appreciation rights.

            (e) The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

            (f) Neither the Company nor Company Subsidiaries are under any obligation to contribute any additional capital to, or to acquire any additional interest in, any other Person.

      3.4 Financial Statements. The Company Financial Statements (a) are in accordance with the books and records of the Company, (b) except as set forth in
Section 3.4 of the Disclosure Schedule or in the notes to the Company Financial Statements, have been prepared in accordance with GAAP and (c) fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended. At the respective dates of the Company Financial Statements, there were no liabilities of the Company and its Company Subsidiaries, which, in accordance with GAAP, should have been shown or reflected in the Company Financial Statements or the notes thereto, which are not shown or reflected in the Company Financial Statements or the notes thereto.

      3.5 Debts, Obligations, and Liabilities. The Company Financial Statements contain a complete and accurate schedule of all liabilities and obligations of Company and Company Subsidiaries other than those liabilities and obligations which have arisen in the ordinary course of business since May 31, 2000. Neither the Company nor Company Subsidiaries have any debts, liabilities or obligations of any nature, whether accrued absolute, contingent or otherwise and whether due or to become due, that are not set forth in the Company Financial Statements or in Section 3.5 of the Disclosure Schedule.

      3.6 No Approvals or Notices Required; No Conflict with Instruments. The execution and delivery by the Company Stockholder and the Company of this Agreement does not and the performance by the Company Stockholder and the Company of their obligations hereunder and the consummation of the transactions contemplated hereby will not:

            (a) conflict with or violate the Company Charter or Bylaws or the Company Stockholder's Certificate of Incorporation or Bylaws;

            (b) require any consent, approval, order or authorization of or other action by, or any registration, qualification, declaration or filing with or notice to, any Governmental Entity (collectively, "Governmental Consents and Filings"), with respect to the Company, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (ii) any other filings the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect;

            (c) require, on the part of the Company Stockholder or the Company, any consent by or approval or authorization of or notice to any Person (other than a Governmental Entity), whether under any contract or otherwise, except as set forth in Section 3.6(c) of the Disclosure Schedule and except for any other consents, approvals, authorizations and notices the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect;

            (d) assuming that the consents and notices described in Section 3.6(c) of the Disclosure Schedule are obtained and given, conflict with or result in any violation or breach of or default under, or give rise to a right of termination, cancellation, suspension, modification or acceleration of any obligation or any increase in any payment required by or the impairment, loss or forfeiture of any benefit, rights or privileges under or the creation of a lien or other encumbrance on any assets pursuant to (any of the foregoing, a "Violation") any contract to which the Company Stockholder, the Company or Company Subsidiaries is a party, by which the Company Stockholder, the Company or Company Subsidiaries or any of Company's or Company Subsidiaries' assets or properties are bound or affected, or pursuant to which the Company or Company Subsidiaries is entitled to any rights or benefits (in any such case, with or without notice or lapse of time, or both), other than any Violations that would not, individually or in the aggregate, result in a Material Adverse Effect; or

            (e) assuming that the Governmental Consents and Filings specified in Section 3.6(b) are obtained, made and given, result in a Violation of any law, rule, regulation, order, judgment or decree applicable to the Company or Company Subsidiaries or by which any of their properties or assets are bound or affected, other than any such Violations that would not, individually or in the aggregate, result in a Material Adverse Effect.

      3.7 Absence of Certain Changes or Events. Since May 31, 2000 there has not been any material adverse change in the business, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and Company Subsidiaries, and no event has occurred and no condition exists that, individually or together with any other events or conditions, has had or is reasonably likely to have a Material Adverse Effect.

      3.8 Compliance with Law, Legal Proceedings. Company and Company Subsidiaries have complied in all material respects with all federal, state and local laws and regulations. Except as set forth in Section 3.8 of the Disclosure Schedule, (i) there is no suit, action or proceeding pending or, to the best knowledge of the Company Stockholder and Company, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting the Company or Company Subsidiaries, that is, if adversely determined, reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect; (ii) to the best knowledge of the Company Stockholder and Company there is no judgment, decree, injunction, rule or order of any Governmental Entity applicable to the Company or Company Subsidiaries that has or is reasonably likely to have, either individually or in the aggregate, any such effect; and (iii) to the best knowledge of the Company Stockholder and Company, there is no action, suit, proceeding or investigation pending or threatened against the Company Stockholder and Company that seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby.

      3.9 Brokers or Finders. No agent, broker, investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by the Company Stockholder or Company or any of its directors, officers, employees or agents, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement.

      3.10 Tax Returns and Payments. The Company and Company Subsidiaries have filed all tax returns and reports as required by law as part of the consolidated tax return of the Company Stockholder. These returns and reports are true and correct in all material respects. The Company and Company Subsidiaries have paid all taxes and other assessments due. The provisions for taxes reflected in Company's consolidated balance sheet as of May 31, 2000 are adequate for federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, disputed or undisputed. There are no present disputes about taxes of any nature payable by Company or Company Subsidiaries.

      3.11 Employee Benefit Plans. The Company does not have any "employee benefit plans" as defined in the Employee Retirement Income Security Act of 1974.

      3.12 Transaction Approval. This Agreement and the Merger have been approved by the Company Board, the Company Stockholder and the Company Stockholder's Board of Directors.

      3.13 Vote Required. The only vote of stockholders of the Company required under the Company Charter, the Company's Bylaws and applicable law in order to approve and adopt the Merger, is the affirmative vote of a majority of the aggregate voting power of the issued and outstanding shares of Company Common Stock voting together as a single class, and no other vote or approval of or other action by the holders of any capital stock of the Company is required.

      3.14 Real Property. Section 3.14 of the Disclosure Schedule sets forth a complete list of all real property leased to Company or Subsidiaries (the "Leases"). Company and Company Subsidiaries do not own any real property.

      3.15 Tangible Personal Property. Section 3.15 of the Disclosure Schedule contains a complete and accurate schedule describing and specifying the location of all machinery, equipment, furniture, supplies, tools, and all other tangible personal property having a value of greater than $300 owned by, in the possession of, or used by Company or Company Subsidiaries in connection with their respective businesses. The property listed in Section 3.15 constitutes all such tangible personal property necessary for the conduct by Company and Company Subsidiaries of their respective businesses as now conducted. All such tangible personal property is in good operating condition and repair. Except as stated in
Section 3.15, no personal property used by either Company or Company Subsidiaries in connection with their businesses is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in the possession of Company or Company Subsidiaries.

      3.16 Accounts Receivable. All accounts receivable of Company and Company Subsidiaries shown on the consolidated balance sheet of Company as of May 31, 2000, and all accounts receivable of Company and Company Subsidiaries created after that date arose from valid sales in the ordinary course of business. These accounts have been collected in full since that date or are collectible at their full amounts less (i) any reserve for doubtful accounts and trade discounts shown on that balance sheet, and (ii) a reserve of $400,000 for a known note receivable.

      3.17  Intellectual Property.

            (a) The Company and Company Subsidiaries own or have adequate rights to use all patents, trademarks, trade names, service marks, brands, logos, copyrights, trade secrets, computer software and applications, customer lists and other proprietary intellectual property rights required for, used in or incidental to the business of the Company and Company Subsidiaries as now conducted or proposed to be conducted. Section 3.17 of the Disclosure Schedule is a schedule of all trade names, trademarks, service marks, computer software and applications, copyrights (other than common law copyrights) and their registrations and other intellectual property rights subject to government filings owned by Company or Company Subsidiaries, or in which they have any rights or licenses, together with a brief description of each. Neither Company Stockholder, nor Company have any knowledge of any infringement or alleged infringement by others of any such trade names, trademarks, service marks, trade secrets, copyrights, or other intellectual property rights. Company and Company Subsidiaries have not infringed, and are not now infringing, on any trade name, trademark, service mark, copyright or other intellectual property rights, belonging to any other person, firm, or corporation. Except as set forth in
Section 3.17 of the Disclosure Schedule, neither Company nor Company Subsidiaries is a party to any license, agreement, or arrangement, whether as licensor, licensee, franchisee, or otherwise, with respect to any copyrights or any trademarks, service marks, trade names, or applications for them. Company and Company Subsidiaries own, or hold adequate licenses or other rights to use, all trademarks, service marks, trade names, and copyrights necessary for their respective businesses as now conducted by them.

            (b) The Company's software, systems and information technology and all updates thereto are designed to correctly handle the change of the century, including the year 2000 and beyond as well as the leap year and the absence of leap year, and have and will operate accurately before, during and after the year 2000 with respect to date/time related operations. Without limiting the foregoing, Company' software, systems and information technology will operate and correctly process data such that (i) calculations using dates are executed utilizing a four digit year, (ii) the software functionality, including, but not limited to, entry, inquiry, maintenance, update and display (whether on-line, batch or otherwise) shall support four digit year processing, (iii) reports and interfaces with other Company software as well as third party year 2000 compliant software with which Company's software currently interfaces shall support four digit year processing and shall otherwise meet the requirements of this subsection, (iv) use of the correct system date shall occur without human intervention, (v) processing with a four digit year shall occur without human intervention, (vi) all leap years shall be calculated correctly, and (vii) correct results shall be produced in forward and backward date calculations spanning century boundaries, including the conversion of previous years currently stored as two digits. Company's software, systems and information technology have full functionality to operate Company's business as now being conducted or proposed to be conducted.

      3.18 Company's Property. Except as may be disclosed in Section 3.18 of the Disclosure Schedule, and except for the lien for any current taxes or assessments not yet delinquent, Company and Company Subsidiaries own free and clear of any liens, claims, charges, options, encumbrances or adverse interests all the tangible and intangible property owned by them, whether reflected on Company's and Company Subsidiaries' books at the balance sheet date or property acquired since that date, except such property as has been disposed of in the ordinary course of business consistent with prior practices of Company and Company Subsidiaries or with Parent's written consent. For purposes of this
Section 3.18, a disposition of any single asset carried on the books of Company and Company Subsidiaries at more than $10,000 will be considered to be disposition not in the ordinary course of business.

      3.19 Permits, Licenses, and Franchises. Company and Company Subsidiaries have obtained all necessary permits, licenses, franchises, and other authorizations and have complied with all laws applicable to the conduct of their businesses in the manner and in the areas in which business is presently being conducted; and all such permits, licenses, franchises, and authorizations are valid and in full force and effect. Neither Company nor Company Subsidiaries has engaged in any activity that would cause revocation or suspension of any such permits, licenses, franchises, or authorizations; no action or proceeding contemplating the revocation or suspension of any of them is pending or threatened; and no approvals or authorizations will be required after the consummation of the Merger to permit Surviving Company to continue each of Company's and Company Subsidiaries' business as presently conducted.

      3.20 Full Disclosure. No statement in this Agreement (including without limitation the Schedules and Exhibits thereto) or in any certificate delivered pursuant to the requirements of this Agreement by or on behalf of the Company Stockholder or the Company to Parent or Merger Sub contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

      Parent hereby represents and warrants to the Company and the Company Stockholder as follows:

      4.1 Organization and Qualification. Each of Parent (and Parent's subsidiaries) and Merger Sub (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Parent Financial Statements, Parent does not currently own or control, directly or indirectly, an interest in any other corporation, association or other business entity.

      4.2 Authorization and Validity of Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub. Each of Parent and Merger Sub has all requisite power and authority to enter into this Agreement and each of Parent and Merger Sub has all requisite power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each of Parent and Merger Sub. This Agreement is a legal, valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights generally, or by principles governing the availability of equitable remedies). The shares of Parent Common Stock to be issued and delivered by Parent pursuant to this Agreement will be, when the Merger has become effective and such shares are issued and delivered, duly authorized, validly issued, fully paid and non-assessable and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof.

      4.3 Transaction Approval. The Board of Directors of Parent ("Parent Board") and stockholders of Parent have approved this Agreement and the Merger.

      4.4 Vote Required. The only vote of stockholders of Parent required to approve and adopt the Merger is the affirmative vote of a majority of the aggregate voting power of the issued and outstanding shares of Parent Common Stock voting together as a single class, and no other vote or approval of or other action by the holders of any capital stock of Parent is required.

      4.5   Capitalization.

            (a) The authorized capital stock of Parent consists of 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of the close of business on the business day immediately preceding the date of this Agreement, 8,959,670 shares of Parent Common Stock were issued and outstanding, no shares of Preferred Stock were issued and outstanding and 12,431,775 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding options, warrants or other derivative securities.

            (b) All issued and outstanding shares of Parent Common Stock have been validly issued and are fully paid and non-assessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws.

            (c) Except as otherwise provided in this Agreement, Parent is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

      4.6   Ownership of Merger Sub; No Prior Activities; Assets of Merger Sub.

            (a) Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated hereby.

            (b) As of the date hereof and the Effective Time, the capital stock of Merger Sub is and will be owned 100% by Parent directly. Except as contemplated by this Agreement, there are not as of the date hereof, and there will not be at the Effective Time, any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character to or by which Merger Sub is a party or may be bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub. Parent owns and at all times prior to the Effective Time shall own 100% of the issued and outstanding capital stock of Merger Sub.

            (c) As of the date hereof and immediately prior to the Effective Time, except for agreements, obligations or liabilities entered into or incurred in connection with its incorporation or organization and the transactions contemplated hereby, Merger Sub has not and will not have incurred, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

            (d) Parent will take all actions necessary to ensure that Merger Sub at no time prior to the Effective Time owns any material assets other than an amount of cash necessary to incorporate Merger Sub and to pay the expenses of the Merger attributable to Merger Sub if the Merger is consummated. If, notwithstanding the foregoing sentence, any assets are contributed to Merger Sub, Parent will take all actions necessary to ensure that no assets will be withdrawn from Merger Sub at any time prior to the Effective Time.

            (e) Neither Parent, nor Merger Sub, nor any of Parent's subsidiaries is a party to any agreement, whether or not in writing, that requires Parent, Merger Sub or any of Parent's subsidiaries to effect a merger of the Company or the Surviving Corporation with and into any other corporation, other than the Merger, or that provides for Parent, Merger Sub or any of Parent's subsidiaries or Affiliates to suffer or incur any damage, cost, liability or other penalty or onerous condition if such a Merger is not effected.

      4.7 No Approvals or Notices Required. The execution and delivery by each of Parent and Merger Sub of this Agreement do not and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

            (a) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Merger Sub as in effect on the date hereof;

            (b) require any consent, approval, order or authorization of or other action by, or any registration, qualification, declaration or filing with or notice to, any Governmental Entity, with respect to Parent or Merger Sub, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such consents and filings as may be required in connection with the issuance of Parent Common Stock as contemplated hereby pursuant to state securities and blue sky laws, and (iii) any other filings the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect;

            (c) require, on the part of Parent, any consent by or approval or authorization of or notice to any Person (other than a Governmental Entity), whether under any contract or otherwise, except as set forth in Schedule 4.7(c) and except for any other consents, approvals, authorizations and notices the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect;

            (d) conflict with or result in any Violation of any contract to which Parent or any of its subsidiaries, including Merger Sub, is a party, other than any Violations that would not, individually or in the aggregate, result in a Material Adverse Effect; or

            (e) assuming that the Governmental Consents and Filings specified in Section 4.7(c) are obtained, made and given, result in a Violation of any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub, other than any such Violations that would not, individually or in the aggregate, result in a Material Adverse Effect.

      4.8 Legal Proceedings. Except as provided on Schedule 4.8, (i) there is no suit, action or proceeding pending or, to the best knowledge of Parent, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting Parent (or any of its subsidiaries) or Merger Sub, that is, if adversely determined, reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect;
(ii) to the best knowledge of Parent there is no judgment, decree, injunction, rule or order of any Governmental Entity applicable to Parent (or any of its subsidiaries) or Merger Sub that has or is reasonably likely to have, either individually or in the aggregate, any such effect; and (iii) to the best knowledge of Parent, there is no action, suit, proceeding or investigation pending or threatened against Parent (or any of its subsidiaries) or Merger Sub that seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby.

      4.9 Parent Financial Statements. The Parent Financial Statements (a) are in accordance with the books and records of Parent Financial Statements, (b) except as set forth in the notes to the Parent Financial Statements, have been prepared in accordance with GAAP and (c) fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended. Parent Financial Statements have been audited by Grobstein, Horwath & Company LLP, independent certified public accountants. At the respective dates of the Financial Statements, there were no liabilities of the Parent and its subsidiaries, which, in accordance with GAAP, should have been shown or reflected in the Parent Financial Statements or the notes thereto, which are not shown or reflected in the Parent Financial Statements or the notes thereto.

      4.10 Absence of Certain Changes or Events. Since May 31, 2000, there has not been any material adverse change in the business, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of Parent (or any of its subsidiaries), and no event has occurred and no condition exists that, individually or together with any other events or conditions, has had or is reasonably likely to have a Material Adverse Effect.

      4.11 Other Merger Agreement. Parent and Avenue Entertainment Group, Inc. ("Avenue"), a Delaware corporation whose Common Stock is currently listed on the AMEX have executed and delivered a Letter of Intent dated July 12, 2000, and are currently negotiating an Agreement and Plan of Merger dated July ____ 2000, pursuant to which Parent will become a wholly-owned subsidiary of Avenue and the stockholders of Parent will receive Shares of Common Stock, of Avenue in exchange for 100% of their shares of Parent Common Stock. A copy of such Letter of Intent has been provided to Company and Company Stockholder, and a copy of the executed Agreement and Plan of Merger will be provided to Company and Company Stockholder on execution and delivery of such Agreement.

      4.12 Brokers or Finders. No agent, broker, investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by Parent (or any of its subsidiaries) or any of its directors, officers, employees or agents, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement.

      4.13 Tax Returns and Payments. Parent (and each of its subsidiaries) has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Parent (including all of its subsidiaries) has paid all taxes and other assessments due.

      4.14 Employee Benefit Plans. Parent (and each of its subsidiaries) does not have any "employee benefit plans" as defined in the Employee Retirement Income Security Act of 1974.

      4.15 Intellectual Property. Parent (and each of its subsidiaries) owns or has adequate rights to use all patents, trademarks, trade names, service marks, brands, logos, copyrights, trade secrets, customer lists and other proprietary intellectual property rights required for, used in or incident to the business of Parent (or any of its subsidiaries) as now conducted or proposed to be conducted.

      4.16 Full Disclosure. No statement in this Agreement (including without limitation the Schedules and Exhibits thereto) or in any certificate delivered pursuant to the requirements of this Agreement by or on behalf of Parent or Merger Sub to the Company contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE V
              CERTAIN AGREEMENTS AND TRANSACTIONS PRIOR TO CLOSING

      5.1 Swartz Equity Transaction. Prior to the Closing, Parent shall have entered into an agreement for the commitment of an equity line from Swartz Private Equity, LLC ("Swartz") in the amount of Thirty Million Dollars ($30,000,000) on substantially the same terms and conditions as set forth in the letter of agreement (the "Swartz Equity Line Agreement"), dated May 3, 2000, by and between Swartz and Parent, a copy of which has previously been provided to Company Stockholder (the "Swartz Equity Line Transaction").

      5.2 Certain Covenants and Agreements. On or before the Closing Date, Company Stockholder and Company shall:

            (a) execute and deliver an exchange agreement pursuant to which all outstanding intercompany indebtedness of Company is converted into Shares of Common Stock of Company owned by Company Stockholder or otherwise contributed to the capital of Company;

            (b) terminate all of its employees and consultants (the "Terminated Employees"), and Company Stockholder shall have assumed in writing all obligations (financial or otherwise) with respect to each Terminated Employee and all former employees, including without limitation, payments due for accrued vacation, accrued and unpaid bonuses, reimbursement of expenses and benefits, taxes or any amounts due under an employee retirement plan or an employment or consultant agreement;

            (c) cause all options, warrants, subscription rights or other convertible securities or other agreements or commitments to acquire Company Common Stock to be canceled or converted into Company Common Stock; and

            (d) execute and deliver assignment and assumption agreements and secure written landlords' consents and estoppel certificates to same pursuant to which Company Stockholder shall have assumed any and all obligations and liabilities with respect to each Lease to which Company is a party, and Company shall be released therefrom.

      5.3 Access to Information Concerning Properties and Records. Upon reasonable notice, the Company shall afford to the officers, employees, counsel, accountants and other authorized representatives of Parent full access during normal business hours to all its personnel, books and records and furnish promptly to such Persons such financial and operating data and other information concerning its business, operations, results of operation, personnel, assets, liabilities, condition and prospects as such Persons shall from time to time reasonably request, and instruct the officers, directors, employees, counsel and financial advisors of the Company to discuss the same and otherwise fully cooperate with the other party in its investigation of the Company and its business. No investigation pursuant to this Section 5.3 will affect any representation or warranty given by the Company Stockholder or Company to Parent hereunder.

      5.4 Confidentiality. Each of the parties hereto (the "Receiving Party") agrees, except as otherwise provided in this Section 5.4, that it will keep confidential in accordance with this Section 5.4 and not disclose to any person other than its officers, directors, employees, accountants, counsel, financial advisors and other representatives (collectively, "Representative(s)") or use for any purpose other than the performance by the Receiving Party of its obligations under this Agreement and compliance with, and enforcement of, the terms and conditions hereof, and the Receiving Party's due diligence review and business evaluations relating to the Disclosing Party and the transactions contemplated hereby, all proprietary and/or confidential information provided to the Receiving Party or any of its Representatives by any other party hereto (the "Disclosing Party") or any of its Representatives ("Confidential Information"). In addition, the Receiving Party agrees not to contact any of the Disclosing Party's customers or vendors for any reason related to this Agreement or the transactions contemplated hereby without the Disclosing Party's consent. All information provided to the Receiving Party or its Representatives by the Disclosing Party in connection with the Merger shall be presumed to constitute "Confidential Information" unless (i) the Disclosing Party indicates otherwise in writing, (ii) the information was or becomes generally available to the public other than as a result of a disclosure in violation of this Section by the Receiving Party or its Representatives, (iii) the information was or becomes available to the Receiving Party or its Representatives on a non-confidential basis from a source other than the Disclosing Party or (iv) the information was within the possession of the Receiving Party or any of its Representatives prior to being furnished by or on behalf of the Disclosing Party, provided that in each case the source of such information was not bound by a confidentiality agreement in respect thereof. Notwithstanding the foregoing, if the Receiving Party is required in any judicial or administrative proceeding or by any regulatory or judicial authority or pursuant to any applicable law or regulation to disclose any Confidential Information, then any disclosure of such information to the extent so required shall not be prohibited by this paragraph. The Receiving Party shall give the Disclosing Party prompt written notice of any disclosure of Confidential Information pursuant to the immediately preceding sentence, including the circumstances requiring such disclosure, which notice shall be (to the extent permitted by law) sufficiently prior to such disclosure to permit the Disclosing Party to seek an appropriate protective order or other relief.

      5.5 Public Announcements. No party shall (and each party shall use its reasonable efforts to cause its Affiliates, directors, officers, employees, agents and representatives not to) issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the transactions contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law, including the rules and regulations of the Commission, the applicable requirements of the AMEX or by any securities exchange or association on which the Parent Common Stock or Avenue Common Stock is traded (including pursuant to any listing agreement) (and in such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).

      5.6   No Solicitation.

            (a) during the term of this Agreement, Company shall not, directly or indirectly, through any Representative or otherwise (i) engage in any Extraordinary Transaction (as defined below), (ii) enter into any agreement or understanding with any person other than the Parent with respect to any Extraordinary Transaction, (iii) participate or engage in any discussions or negotiations with any Person other than the Parent relating to any of the foregoing (whether or not initiated by Company or any Representative), or (iv) provide any material non-public information regarding Company or any Company Subsidiaries or any of Company's securities to any Person other than the Parent in connection with any of the foregoing. If Company receives any inquiry or proposal regarding the possibility of an Extraordinary Transaction, or regarding any of the matters described in clauses (ii) through (iv) of the immediately preceding sentence, it shall promptly notify Parent thereof in writing and shall provide the Parent with such information regarding such inquiry or proposal and the person making the same as the Parent shall reasonably request, to the full extent such information is reasonably available to Company. "Extraordinary Transaction" means any investment in, acquisition of, business combination with or other extraordinary transaction regarding Company or any direct or indirect subsidiary or division thereof, including, without limitation, any merger, purchase or sale of securities or purchase or sale of assets outside the ordinary course of business.

            (b) during the term of this Agreement, Company Stockholder shall not directly or indirectly (i) sell any of Company's securities, (ii) enter into any agreement or understanding, or grant any option or other rights, with respect to any purchase or sale of any of Company's securities, or offer or solicit any offer to do any of the foregoing, (iii) participate or engage in any discussions or negotiations with any Person other than Parent relating to any of the foregoing (whether or not such discussions or negotiations are initiated by Company Stockholder or Company) or (iv) provide any material non-public information regarding Company or any of Company's securities to any Person in connection with any of the foregoing, in each case other than to Parent. If Company Stockholder receives any inquiry or proposal regarding the possibility of any of the foregoing, Company Stockholder shall promptly notify Parent thereof in writing and shall provide Parent with such information regarding such inquiry or proposal and the person making the same as Parent shall reasonably request, to the full extent such information is reasonably available to such party.

      5.7 Certain Matters. Between the date hereof and the Effective Time, each party will give prompt notice in writing to the other party of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (except for changes permitted or contemplated by this Agreement), (ii) the occurrence of any event that will result, or has a reasonable prospect of resulting, in the failure of any condition specified in Article VII hereof to be satisfied, and (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party.

      5.8 Defense of Litigation. Each of the parties agrees to vigorously defend against any and all actions, suits or proceedings in which such party is named as a defendant that seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. Neither party shall settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without the consent of the other party (which consent shall not unreasonably be withheld or delayed). Each of the parties further agrees to use its reasonable efforts to cause each of its Affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such person were a party hereto.

      5.9 Actions by Merger Sub. In its capacity as the sole stockholder of Merger Sub and subject to the terms and conditions of this Agreement, Parent shall cause Merger Sub to approve and adopt the Merger and to take all corporate action necessary on its part to consummate the Merger and the transactions contemplated hereby.

      5.10 Conduct of Company's (including all of its subsidiaries) Business Pending the Effective Time. Company shall, except (i) as permitted, required or specifically contemplated by this Agreement or (ii) consented to or approved in writing by the Parent (which consent or approval shall not be unreasonably withheld), during the period commencing on the date hereof and ending at the Effective Time:

            (a) conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practice;

            (b) use reasonable efforts, in the ordinary and usual course of its business and consistent with past practice, to preserve intact its business organization, preserve its licenses in full force and effect, and preserve the good will of those having business relationships with it;

            (c) not (i) make any change or amendments in its Charter or Bylaws; (ii) issue, grant, sell or deliver any shares of its capital stock or any of its other equity interests or securities, or any securities convertible into, or options, warrants or rights of any kind to subscribe to or acquire, any shares of its capital stock or any of its other equity interests or securities, or any phantom shares, phantom equity interests or stock or equity appreciation rights, other than as disclosed pursuant to this Agreement in accordance with their existing terms, and issuances of capital stock or other equity interests by a direct or indirect wholly owned subsidiary to its immediate parent; (iii) split, combine or reclassify the outstanding shares of its capital stock or any of its other outstanding equity interests or securities or issue any capital stock or other equity interests or securities in exchange for any such shares or interests;
(iv) redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or any other securities; (v) amend or modify any outstanding options, warrants, or rights to acquire, or securities convertible into shares of its capital stock or other equity interests or securities, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or amend or modify any stock plan or adopt or authorize any other stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement; (vi) make any other changes in its capital structure; (vii) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities; (viii) sell or pledge any stock equity or partnership interest owned by it or any Affiliate, except in the ordinary course of business consistent with prior practice; or
(ix) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

            (d) not (i) modify or change in any material respect any material license or contract, other than in the ordinary course of business consistent with past practice; (ii) enter into any new employment, consulting, agency or commission agreement, make any amendment or modification to any existing such agreement or grant any increases in compensation, (x) in each case other than in the ordinary course of business consistent with past practice, and with or granted to persons who are not officers or directors, and that do not, in the aggregate, materially increase the compensation or benefit expense and (y) other than the regular annual salary increase granted in the ordinary course of business and consistent with past practice to officers and employees; (iii) establish, amend or modify any employee benefit plan, except to the extent required by any applicable law or the existing terms of such Company plan; (iv) secure any of its outstanding unsecured indebtedness, provide additional security for any of its outstanding secured indebtedness or grant, create or suffer to exist any lien on or with respect to any property, assets or rights;
(v) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities; (vi) cancel any debts or waive any claims or rights, except in the ordinary course of business and consistent with past practice;
(vii) make any capital expenditures in excess of $5,000 individually or $25,000 in the aggregate from the date hereof through the Closing Date; (viii) accelerate the payment of, or otherwise prepay, any existing outstanding indebtedness for borrowed money; (ix) other than the normal cash management practices conducted in the ordinary and usual course of its business and consistent with past practice, make any advance or loan to or engage in any transaction with any director, officer, partner or Affiliate not required by the terms of an existing contract; or (x) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

            (e) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to otherwise acquire any substantial assets;

            (f) not sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, except in the ordinary course of business consistent with prior practice;

            (g) not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt security or obligation of any other Person, other than in the ordinary course of business consistent with past practice; and

            (h) not take any action that would or is reasonably likely to result in (i) any of the representations or warranties made in Articles III and IV hereof being untrue on and as of the Closing Date as though made on and as of the Closing Date (except for any changes expressly permitted or contemplated by this Agreement) or (ii) any of the conditions set forth in Section 7.1 or 7.2 not being satisfied.

      5.11 Rainbow Voice Release. Parent shall use its best efforts without becoming personably liable therefor to negotiate a contractual relationship on terms and conditions satisfactory to Parent with Rainbow Voice that will result in the release of Company Stockholder and Company from any liability under the common stock purchase agreement and all related documents between Company and Rainbow Voice. The execution and delivery of an agreement with Rainbow Voice releasing Company Stockholder and Company shall be a condition preceding to the obligations hereunder of Parent and Merger Sub, on the one hand, and Company and Company Stockholder, on the other hand.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

      6.1 Initial Registration. If the proposed reorganization with Avenue does not close by September 30, 2000, which time period may be extended as Parent and Company Stockholder may agree, Parent shall file a registration statement with the Commission for an initial public offering of Parent Common Stock and shall use its reasonable commercial efforts to cause such registration statement to be declared effective by the Commission.

      6.2 Registration of Merger Consideration. On or before December 31, 2000, Parent shall file a registration statement with the Commission which includes the Merger Consideration and subject to the effectiveness of such registration statement shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued as Merger Consideration (or received in exchange therefor in the Avenue transaction) to be listed on Parent's (or Avenue; as applicable), principal securities exchange, automated quotation system or bulletin board.

      6.3 Repurchase Obligation. If the Merger Consideration is not included in an effective registration statement on or before December 31, 2000, or if the per share fair market value of Merger Consideration does not exceed $1.00 on December 31, 2000, then Company Stockholder shall have the right to cause Parent to repurchase 500,000 shares of Parent Common Stock which Company Stockholder received as Merger Consideration for One Million Dollars ($1,000,000) payable within thirty (30) days of the written notice from Company Stockholder to Parent that it is exercising its right to put such shares of Parent Common Stock to Parent in accordance with this Section 6.3.

      6.4 Company Stockholder as Provider of Choice. With respect to its needs for insurance products provided by Company Stockholder and its subsidiaries, Parent shall make Company Stockholder a non-exclusive preferred provider.

      6.5   Indemnifications.

            (a) By the Company Stockholder. The Company Stockholder shall indemnify, save and hold harmless Parent and Surviving Corporation, their Affiliates and subsidiaries, and their respective shareholders, directors, officers and representatives, from and against any and all costs, losses (including without limitation diminution in value), taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation made by the Company or Company Stockholder in or pursuant to this Agreement; or (ii) any breach of any covenant or agreement made by the Company or Company Stockholder in or pursuant to this Agreement; (iii) the employees or consultants of Company prior to the Closing Date, including, without limitation, the Terminated Employees; (iv) the Leases or (iv) any Person claiming to be owed fees, commissions or expenses as a result of having been engaged or alleged to have been engaged, as a broker, finder or similar agent by Company or Company Stockholder, provided, however, that Parent and Surviving Corporation makes a written claim for indemnification against the Company within the applicable survival period.

            (b) By Parent. Parent shall defend, indemnify, save and hold harmless the Company Stockholder, its Affiliates and subsidiaries, and their respective shareholders, directors, officers and representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Parent or Merger Sub in or pursuant to this Agreement, (ii) any breach of any covenant or agreement made by Parent or Merger Sub in or pursuant to this Agreement; (iii) any Person claiming to be owed fees, commissions or expenses as a result of having been engaged in alleged to have been engaged as a broker, finder or similar agent by Parent or Merger Sub; or (iv) Parent's ownership, operation and conduct of Company's business from and after the Closing Dates provided, however, that the Company Stockholder makes a written claim for indemnification against Parent or Merger Sub within the applicable survival period; and provided, further that "Damages" in this Section 6.6(b) shall not include any amounts owed to Company Stockholder by Parent pursuant to Section 6.3.

            (c) Damages. The term "Damages" as used in this Section 6.5 is not limited to matters asserted by third parties against the Company, the Company Stockholder, Parent, Merger Sub or Surviving Corporation, but includes Damages incurred or sustained by the Company, the

Company Stockholder, Parent, Merger Sub or Surviving Corporation in the absence of third party claims. Payments by Parent, Merger Sub or Surviving Corporation of amounts for which Parent, Merger Sub or Surviving Corporation is indemnified hereunder, and payments by the Company Stockholder of amounts for which the Company Stockholder is indemnified, shall not be a condition precedent to recovery. The Company Stockholder's obligation to indemnify Parent, Merger Sub or Surviving Corporation, and Parent's or Merger Sub's obligation to indemnify the Company Stockholder, shall not limit any other rights, including without limitation rights of contribution which either party may have under statute or common law.

            (d) Cooperation. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

            (e) Defense of Claims. If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this
Section 6.5. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within thirty (30) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 6.5 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

            (f)   Limitations.

                  (i) Neither the Company Stockholder, Parent nor Merger Sub or Surviving Corporation shall be liable to the other under this Section 6.5 for any Damages due pursuant to a breach of a representation and warranty made by such party in this Agreement unless and until, the aggregate amount of all Claims for Damages due to such breaches under this Agreement exceeds, taking into account the provisions of the next sentence of this Section 6.5, $100,000, at which point, the party seeking indemnification shall be entitled to indemnification for all such Damages beginning with the first dollar of Damages. In calculating whether the $100,000 threshold referred to in the preceding sentence has been reached, no Damages regarding a single course of conduct, related set of circumstances, occurrences or event shall be taken into account unless and until the Damage therefor exceed $5,000 (and such $5,000 minimum amount shall not apply to any Claim after such $100,000 threshold has been reached).

                  (ii) Neither (a) the Company Stockholder's aggregate liability for any breach of a representation and warranty made by the Company or Company Stockholder in this Agreement for all Claims for Damages incurred by Parent, Merger Sub or Surviving Corporation nor (b) Parent, Merger Sub's aggregate liability for any breach of a representation and warranty by Parent or Merger Sub in this Agreement, for all Claims for Damages incurred by the Company Stockholder, shall in any event exceed, in either case (a) or (b), 100% of the market value of the Merger Consideration. The partners agree that the market value of the Merger Consideration for purposes of this Section 6.5 shall be $2,000,000.

                  (iii) All representations and warranties contained in this Agreement shall survive the Closing for a period of two (2) years, except for those representations and warranties relating to tax matters which shall continue in full force and effect without limit as to time, subject to any applicable statutes of limitation and any extensions or waivers thereof for taxes.

      6.6   Covenant Not To Compete.

            (a) Covenant. Without Parent's prior written consent in each instance which may be granted or withheld in Parent's sole, absolute and arbitrary discretion, from and after the Closing Date, Company Stockholder hereby covenants and agrees that Company Stockholder shall not directly or indirectly anywhere in the world (i) engage in, or have any majority interest in, any person, firm, corporation or business that is a business-to-business application service provider; (ii) solicit or attempt to solicit any existing customers of, or advertisers to, the Company, or (iii) solicit Parent or Company's employees to terminate their employment with Parent or Company and accept employment elsewhere (collectively the "Covenant Not To Compete") for a period from the Closing Date until five (5) years from and after the Closing Date. Notwithstanding the foregoing, this Covenant Not to Compete shall not prevent Company Stockholder from offering insurance and related finance products, goods or services or carrying out its business as presently conducted or as proposed to be conducted.

            (b) Time Limitations. If, in any judicial proceeding, a court shall refuse to enforce this Covenant Not To Compete because the term is too long, all parties hereto expressly understand and agree that for the purpose of such proceeding, such term shall be deemed reduced to the extent necessary to permit the enforcement of said Covenant Not To Compete.

            (c) Geographic Limitations. If, in any judicial proceeding, a court shall refuse to enforce this Covenant Not To Compete, because it is more extensive (whether as to geographic area, scope of business, or otherwise) than necessary to effectuate the purposes of this Agreement, all parties expressly understand and agree that for the purpose of such proceeding, such limitation shall be deemed reduced to the extent necessary to permit the enforcement of said Covenant Not To Compete.

      6.7 License Prorations; Other Payments. Company Stockholder shall pay Parent a pro rata portion of all unpaid license fees that are payable with respect to any period of time prior to the Closing Date calculated by dividing
(i) the number of days from the prior renewal date to the Closing Date by (ii) the total renewal term of the license. Such amounts shall be payable at the Closing Date or if not then determined within five (5) business days after written notice from Parent to Company Stockholder of the determination of such proration. If and to the extent that the liabilities and obligations referred to in the Company Financial Statements and Section 3.5 of the Disclosure Schedule (excluding amounts due on the software licenses) exceed $20,000, then Company Stockholder shall pay the amount of said excess to Parent at the Closing.

      6.8 Relocation and FF&E. Company Stockholder shall afford Parent and Surviving Corporation thirty (30) days following the Closing Date without rent or other liability in which to vacate the leased premises currently occupied by the Company and Company Subsidiaries and to relocate all of Company's and Company Subsidiaries' property.


                                   ARTICLE VII
                              CONDITIONS PRECEDENT

      7.1 Conditions Precedent to the Obligations of Parent and Merger Sub for the Benefit of Parent. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, which conditions are solely for the benefit of Parent, and any or all of which may be waived solely by Parent acting alone:

            (a) Accuracy of Representations and Warranties. All representations and warranties of the Company and Company Stockholder contained in this Agreement shall, if specifically qualified by materiality, be true and correct in all material respects and, if not so qualified, be true and correct in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

            (b) Performance of Agreements. The Company Stockholder and Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

            (c) Officers' Certificates. The Company and Company Stockholder shall have delivered to Parent a certificate, dated the Closing Date, signed by the President or any Vice President of the Company and Company Stockholder, certifying on behalf of the Company and the Company Stockholder as to the fulfillment of the conditions specified in Sections 7.1(a), 7.1(b) and 7.1(f).

            (d) Opinion of Counsel for the Company Stockholder and Company. Parent and Merger Sub shall have received a favorable opinion from Gray Cary Ware & Freidenrich LLP, dated the Closing Date, in form and substance reasonably satisfactory to Parent and Merger Sub. In rendering its opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers of the Company Stockholder and Company and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for the opinion. Such counsel may specify the jurisdiction or jurisdictions in which the members or partners, as applicable, thereof are admitted to practice, that they are not admitted to practice in any other jurisdiction or experts in the law of any other jurisdiction and that, to the extent that such counsel is unable to render any opinion because doing so would require such counsel to address the laws of any other jurisdiction or matters beyond the scope of such counsel's engagement, Company and Company Stockholder shall provide the opinion of counsel admitted to practice in such other jurisdiction or knowledgeable about such other matters, which additional opinion shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that reliance thereon is justified.

            (e) No Adverse Enactments. No statute, rule, regulation, law, order, judgment or decree enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity of competent jurisdiction shall be in effect which (i) makes this Agreement or the Merger illegal or imposes or is reasonably likely to impose material damages or penalties in connection therewith, (ii) imposes or is reasonably likely to result in imposition of material limitations on the ability of Parent effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of the Surviving Corporation (including the right to vote such shares or other ownership interests on all matters properly presented to the stockholders or other equity holders of the Surviving Corporation), or makes the holding by Parent of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition, or (iii) requires or is reasonably likely to require Parent or any of its subsidiaries to cease or refrain from engaging in any material business, whether or not such business is conducted by the Company, as a result of the consummation of the Merger.

            (f) Absence of Injunctions and Proceedings. No action or proceeding by any Governmental Entity seeking a permanent or preliminary injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be pending which, if determined in a manner adverse to the Company or Parent, could have the effect of, and no such Injunction or other order, restraint or prohibition in an action or proceeding (whether by a Governmental Entity or otherwise) shall be in effect, preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has had or would have a material adverse effect on this Agreement and the transactions contemplated hereby or a Material Adverse Effect.

            (g) Certain Agreements. The Company shall not be a party to any contract, agreement or understanding that would at the Effective Time be legally enforceable against Parent or any of its subsidiaries, except as would not have a Material Adverse Effect.

      7.2 Conditions Precedent to the Obligations of Company Stockholder and the Company. The obligation of the Company Stockholder and the Company to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by the Company:

            (a) Accuracy of Representations and Warranties. All representations and warranties of each of Parent and Merger Sub contained in this Agreement shall, if specifically qualified by materiality, be true and correct in all material respects and, if not so qualified, be true and correct in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

            (b) Performance of Agreements. Each of Merger Sub and Parent shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

            (c) Officers' Certificate. Parent shall have delivered to the Company Stockholder and the Company a certificate, dated the Closing Date, signed by the President or any Vice President of Parent certifying on behalf of Parent as to the fulfillment of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(f) (insofar as each relates to Parent and Merger Sub).

            (d) Opinion of Counsel for Parent. The Company and Company Stockholder shall have received a favorable opinion from Greenberg Glusker Fields Claman & Machtinger LLP, dated the Closing Date, in form and substance reasonably satisfactory to Company Stockholder and Company. In rendering its opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers of Parent and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for the opinion. Such counsel may specify the jurisdiction or jurisdictions in which the members or partners, as applicable, thereof are admitted to practice, that they are not admitted to practice in any other jurisdiction or experts in the law of any other jurisdiction and that, to the extent the foregoing opinion concerns the laws of any other jurisdiction or pertains to matters beyond the scope of such counsel's engagement, such counsel may rely upon the opinion of counsel admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that reliance thereon is justified.

            (e) No Adverse Enactments. No statute, rule or regulation enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity of competent jurisdiction shall be in effect, and there shall be no action, suit or proceeding brought by any such Governmental Entity and pending which has or is reasonably likely to have a Material Adverse Effect with respect to Parent or any of its subsidiaries.

            (f) Absence of Injunctions and Proceedings. No action or proceeding by any Governmental Entity seeking a permanent or preliminary injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be pending which, if determined in a manner adverse to the Company or Parent, could have the effect of, and no such injunction or other order, restraint or prohibition in an action or proceeding (whether by a Governmental Entity or otherwise) shall be in effect, preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has had or would have a material adverse effect on this Agreement and the transactions contemplated hereby or a Material Adverse Effect.


                                  ARTICLE VIII
                                   TERMINATION

      8.1 Termination and Abandonment. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

            (a) by mutual written consent of Parent, on the one hand, and the Company and the Company Stockholder, on the other hand; and

            (b) by Company Stockholder and the Company, on the one hand, or Parent, on the other hand: (i) if the Merger shall not have been consummated on or before July 31, 2000, provided that the right to terminate this Agreement pursuant to this clause (b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement resulted in, or has been the cause or a substantial cause of, the failure of the Merger to be consummated on or before such date, and provided further that if the Merger has not been consummated on or before July 31, 2000, solely or primarily as a result of the failure of the conditions set forth in Sections 7.1(f) or 7.2(f) to be satisfied or waived, any party, by written notice to each other party, may extend such date up to September 31, 2000, or (ii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of any other party contained in this Agreement, in each case that is not curable, such that the conditions set forth in Sections 7.1(a) or (b), in the case of such a breach by Company Stockholder or the Company, or Sections 7.2(a) or (b), in the case of such a breach by Parent or Merger Sub, cannot be satisfied.

      8.2   Effect of Termination.

            If this Agreement is terminated by the Company, Company Stockholder or Parent pursuant to Section 8.1, this Agreement forthwith shall become void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company Stockholder or the Company or any of their respective Affiliates, stockholders, directors, officers, agents, employees or representatives except
(i) as provided in Sections 5.4, 5.5, 6.5 and 9.4, which shall survive such termination; and (ii) subject to Section 9.11, to the extent such termination results from the willful breach by Parent, Merger Sub, Company Stockholder or the Company of any of its representations, warranties, covenants or agreements contained in this Agreement.


                                   ARTICLE IX
                                  MISCELLANEOUS

      9.1 Certain Tax Positions. The parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each of Company Stockholder, the Company, Parent and Merger Sub covenants and agrees with each other party that it shall not take, and that it shall cause its respective subsidiaries not to take any action that would cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

      9.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or telecopier, as follows:

                  (a) If to Company Stockholder or Company:

                      OneStop.com, Inc.
                      Frontier Insurance Group, Inc.
                      245 Perimeter Center Parkway, 4th Floor
                      Atlanta, GA 30346
                      Attention:    Katherine Bland
                      Facsimile:    678/320-4885

                      with a copy to:

                      Gray Cary Ware & Freidenrich LLP
                      4365 Executive Drive, Suite 1600
                      San Diego, CA 92101
                      Attention:    Douglas J. Rein, Esq.
                      Facsimile:    858/677-1477

                  (b) If to Parent or Merger Sub [or Surviving Corporation]:

                      SolutionsAmerica, Inc.
                      600 Corporate Pointe, 12th Floor
                      Culver City, CA 90230
                      Attention:  Floyd W. Kephart, Chairman and CEO
                      Facsimile:  310/665-7606

                      with a copy to:

                      Greenberg Glusker Fields Claman & Machtinger LLP 1900 Avenue of the Stars, Suite 2100
                      Los Angeles, CA 90067
                      Attention:    Michael V. Bales, Esq.
                      Facsimile:    310/553-0687

or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

      9.3 Entire Agreement. This Agreement (including the Disclosure Schedule and other Schedules, Exhibits and other documents referred to herein) and that certain Agreement of Restricted Use of Proprietary Information of even date herewith constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

      9.4 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense. Company Stockholder shall be responsible for all broker or finder fees incurred by or agreed to by Company Stockholder or Company or which are alleged to have been incurred by or agreed to by Company Stockholder or Company, in connection with this transaction. For the avoidance of doubt Company Stockholder shall pay all fees, commissions and expenses due Tom Meredith and Randy Walton in connection with this transaction. Parent and Merger Sub shall be responsible for all broker or finder fees incurred by or agreed to by Parent and Merger Sub or which are alleged to have been incurred by or agreed to by Parent and Merger Sub, in connection with this transaction.

      9.5 Assignment; Binding Effect, Benefit. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      9.6 Amendment. This Agreement may be amended by Parent, Company Stockholder and the Company, at any time before or after approval of any matters presented in connection with the Merger by the stockholders of Parent, but, after any such approval by the stockholders of Parent, no amendment shall be made that by law requires further approval by such stockholders of Parent without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Parent, Company Stockholder and the Company.

      9.7 Extension; Waiver. At any time prior to the Effective Time, either the Company Stockholder and the Company, on the one hand, or Parent, on the other hand, may, unless prohibited by law, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. Any failure of a party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.7.

      9.8 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      9.9 Counterparts. This Agreement may be executed in counterparts, and on separate counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.

      9.10 Applicable Law. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company, Parent, Merger Sub and their respective stockholders. All other questions concerning this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws rules thereof.

      9.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or in California state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself to the non-exclusive jurisdiction of any Federal court located in the State of California or any California state court in the event of a dispute arising out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

      9.12 Disclosure Schedule. The parties acknowledge that the Disclosure Schedule (i) relates to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) is qualified in its entirety by reference to specific provisions of this Agreement and (iii) is not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company, or will have or is likely to have a Material Adverse Effect. Disclosure of the information contained in one Section or part of the Disclosure Schedule shall be deemed as proper disclosure for other sections or parts of the Disclosure Schedule where such disclosure would be appropriate.


                       [Signatures on the following page]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

                                   "COMPANY"

                                   ONESTOP.COM, INC.


                                   By:   /s/ ROBERT H. HAYES
                                      --------------------------------------
                                   Name:   Robert H. Hayes
                                        ------------------------------------
                                   Title:  Vice President
                                         -----------------------------------

                                   "COMPANY STOCKHOLDER"

                                   FRONTIER INSURANCE GROUP, INC.


                                   By:   /s/ [Signature Illegible]
                                      --------------------------------------
                                   Name:  [Name Illegible]
                                        ------------------------------------
                                   Title: EVP
                                         -----------------------------------


                                   "PARENT"

                                   SOLUTIONSAMERICA, INC.


                                   By:   /s/ FLOYD W. KEPHART
                                      --------------------------------------
                                   Name:  Floyd W. Kephart
                                        ------------------------------------
                                   Title: Chairman & CEO
                                         -----------------------------------


                                   "MERGER SUB"

                                   ONESTOP ACQUISITION CORP.


                                   By:   /s/ FLOYD W. KEPHART
                                      --------------------------------------
                                   Name:  Floyd W. Kephart
                                        ------------------------------------
                                   Title: Chairman & CEO
                                         -----------------------------------